FIRST AMENDMENT TO THE

OMEGA HEALTHCARE INVESTORS, INC.

1993 STOCK OPTION AND RESTRICTED STOCK PLAN

AS AMENDED AND RESTATED DECEMBER 19,1997

THIS FIRST AMENDMENT is made as of March 22, 2000, by Omega Healthcare Investors, Inc., a Maryland corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan As Amended and Restated December 19, 1997 (the “Plan”); and

WHEREAS, the Corporation desires to amend the Plan to modify the definition of “change of control” and the vesting provisions for stock options and restricted stock awards.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation does hereby amend the Plan as follows:

1. By adding the following new subsection (o) to Section 2 of the Plan:

(o) “Performance-Based Restricted Stock. This term shall mean those shares of Restricted Stock granted to executive officers of the Company on February 10, 2000.”

2. By deleting the existing Section 8(a) of the Plan and substituting therefor the following new Section 8(a):

“(a) Certain Terms. Subject to Section 19 hereof, the shares of Restricted Stock granted to a Grantee shall be released to him in accordance with such schedule as the Plan Committee, in its sole discretion, shall determine at the time of grant. All shares of Restricted Stock shall be fully released not later than ten (10) years from the date of grant. Except for normal retirement, or pursuant to the terms of the written agreement with a non-employee director, the Grantee shall have no vested interest in the unreleased stock of any grant in the event of his termination with the Corporation for any reason (unless the Plan Committee, in its sole discretion, decides to terminate the forfeiture restriction following the termination of employment of such Grantee and accelerate the release of the shares of Restricted Stock in accordance with Section 19 of the Plan) and the unreleased stock certificates shall be canceled. During the Grantee’s continued employment or affiliation, however, he shall have the right to vote all shares and to receive all dividends as though all shares granted were his without restrictions.”

3. By deleting the third paragraph of Section 19 of the Plan and substituting therefor the following new third paragraph:

“Notwithstanding the preceding two paragraphs or any other provision of this Plan, in the event of a Change of Control, as hereinafter defined, all Restricted Stock granted under the Plan (other than Performance-Based Restricted Stock) which has not previously been forfeited shall immediately vest as of the effective date of the Change of Control and all Stock Options granted under the Plan which have not previously been forfeited shall be immediately vested and exercisable in full as of the effective date of the Change of Control, For purposes of this Plan, ‘Change of Control’ shall mean the occurrence of any of the following events:

(a) a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240, 14a-101, promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on the date hereof, or, if Item 6(e) is no longer in effect, any regulation issued by the Securities Exchange Commission pursuant to the Exchange Act which serves similar purposes;

(b) any “Person” (as defined in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of equity securities of the Corporation representing more than fifty percent (50%) of the combined voting power or value of the surviving entity’s then outstanding voting equity securities;

(c) during any period of not more than two (2) consecutive years, not including any period prior to the Effective Date, individuals who at the beginning of such period constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority thereof; provided, however, that any director who was not a director as of the Effective Date shall be deemed to be Incumbent Director if that director was elected to such board of directors on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(d) the approval by the shareholders of the Corporation of a merger, consolidation, share exchange or other reorganization in which the shareholders of the Corporation immediately prior to the transaction do not own equity securities of the surviving entity representing at least fifty percent (50%) of the combined voting power or value of the surviving entity’s then outstanding voting securities immediately after the transaction;

(e) the sale or transfer of more than fifty percent (50%) of the value of the assets of the Corporation, in a single transaction, in a series of related transactions, or in a series of transactions over any one year period; or

(f) a dissolution or liquidation of the Corporation.

Notwithstanding any other provision of the Plan or any applicable agreement documenting an award under the Plan, in the event of a termination of a Grantee’s or Optionee’s employment, other than a termination for cause (as defined in Section 15 of the Plan), the Plan Committee may accelerate the vesting of any shares of Restricted Stock or Stock Option granted under the Plan.”

4. By deleting the existing second paragraph of Section 20 of the Plan in its entirety.

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be executed, effective as of the date first above written.

ATTEST:OMEGA HEALTHCARE INVESTORS, INC.

By:                            By:

Title:                         Title:

OMEGA HEALTHCARE INVESTORS, INC.

1993 STOCK OPTION AND RESTRICTED STOCK PLAN

AS AMENDED AND RESTATED DECEMBER 19, 1997

1.	Purpose

The purpose of the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as amended (the “Plan”), is to strengthen Omega Healthcare Investors, Inc. (the “Corporation”) and those corporations which are or hereafter become subsidiary corporations (the “Subsidiary” or “Subsidiaries”) by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers, employees and certain consultants added incentive for high levels of performance and for unusual efforts to increase the earnings, value and distributions of the Corporation and any Subsidiaries. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and employees may receive Stock Options and/or shares of Restricted Stock in accordance with this Plan.

Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Plan Committee upon the grant of each Stock Option hereunder.

2.	Definitions

For purposes of this Plan, the following terms shall have the following meanings:

(a)   Common Stock. This term shall mean shares of the Corporations common stock, $.10 par value, subject to adjustment pursuant to Section 18 (Adjustment Upon Changes in Capitalization) thereunder.

(b)  Corporation. This term shall mean Omega Healthcare Investors, Inc., a Maryland corporation.

(c)  Eligible Participants. This term shall mean all directors of the Corporation or any Subsidiary, all officers or employees (whether or not they are also directors) of the Corporation or any Subsidiary and certain consultants to the Corporation or any Subsidiary, as determined by the Plan Committee.

(d)  Fair Market Value. This term shall mean the fair market value of the Common Stock as determined in accordance with any reasonable valuation method selected by the Plan Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2. Unless determined otherwise by the Plan Committee, “fair market value” shall be as applied to any date specified in the Plan, the closing price of a share of Common Stock on the New York Stock Exchanges composite tape on such date, or, if no such sales were made on such date, the closing price of such share on the New York Stock Exchange’s composite tape on the next preceding date on which there were such sales.

(e)  Grantee. This term shall mean any Eligible Participant to whom Restricted Stock has been granted pursuant to this Plan.

(f)  Incentive Stock Option. This term shall mean a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(g)  Non-Quaked Stock Option. This term shall mean a Stock Option which is not an Incentive Stock Option.

(h)  Option Shares. This term shall mean Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

(i)  Optionee. This term shall mean any Eligible Participant to whom a Stock Option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

(j)  Plan. This term shall mean the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as amended and restated, as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

(k)  Plan Committee. The Compensation Committee of the Board of Directors of the Corporation shall constitute the Plan Committee and have full authority to act in the matter. The Plan Committee shall consist at all times of a committee of two or more non-employee directors. All references in the Plan to the “Plan Committee” shall be deemed to refer to the Compensation Committee of the Board of Directors. The Board of Directors of the Corporation shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Compensation Committee at any time for any reason whatsoever.

(l)  Restricted Stock. This term shall mean shares of Common Stock of the Company granted without cost to the Participant pursuant to Section 7, and. subject to the terms of Section 8.

(m)  Stock Option. This term shall mean the right to purchase Common Stock under this Plan in a specified number of shares, at a price and upon the terms and conditions as specified in this Plan or as determined by the Plan Committee.

(n)  Subsidiary. This term shall mean each “subsidiary corporation” (treating the Corporation as the employer corporation) as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

3.	Administration

(a)  Administration of the Plan. This Plan shall be administered by the Plan Committee. Any action of the Plan Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent, of its members. Any such action taken by the Plan Committee in the administration of this Plan shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Plan. To the extent consistent with the availability to the Plan of Rule 16b-3 under the Securities Exchange Act of 1934 as amended, and subject to compliance with the terms, conditions and restrictions set forth in this Plan, the Plan Committee shall have the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options and Restricted Stock granted under the Plan, including, without limitation, the power to determine the duration and purposes, if any, of leaves of absence which may be permitted to holders of unexercised, unexpired Stock Options without such constituting a termination under the Plan, and to prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of Stock Options and Restricted Stock granted hereunder.

(b)  Decisions and Determinations. Subject to the express provisions of this Plan, the Plan Committee shall have the authority to construe and interpret this Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Plan Committee on matters referred to in this Section 3 shall be final and conclusive so long as the same are not inconsistent with the terms of this Plan.

4.	Shares Subject to the Plan.

Subject to adjustments as provided in Section 18 hereof, the maximum number of shares of Common Stock which may be issued as Restricted Stock or upon exercise of all Stock Options granted under this Plan is limited to one million one hundred thousand (1,100,000 shares in the aggregate.

If for any reason, unreleased shares of Restricted Stock do not vest, said shares shall again be available for grants of Restricted Stock or Stock Options under this Plan. If any Stock Option shall be canceled, surrendered, or expire for any reason without having been exercised in full, the Shares represented thereby shall again be available for grants of Restricted Stock or Stock Options under this Plan.

5.	Eligibility

Only Eligible Participants shall be eligible to receive grants of Restricted Stock or Stock Options under this Plan.

6.	Formula Awards of Stock Options to Non-employee Directors

Initial Stock Option grants with respect to 10,000 shares shall be made to each non-employee director. Additional Stock Option grants with respect to 1,000 shares shall be made to each non-employee director on or after each anniversary of the initial grant.

Non-employee directors are not eligible for further grants of Stock Options.

7.	Discretionary Awards of Restricted Stock and Stock Options

The Plan Committee, in its sole and absolute discretion, subject to the provisions of the Plan, may grant Restricted Stock to any Eligible Participant including a non-employee director. The Plan Committee, in its sole and absolute discretion, subject to the provisions of the Plan, may grant Stock Options to any Eligible Participant other than a non-employee director (whose Stock Option Awards are specifically provided in Section 6 hereof), at such time and in such amounts and on such terms and conditions as it deems advisable and specifies in the respective grants.

8.	Restricted Stock and Forfeiture Restrictions

(a)  Certain Terms. The shares of Restricted Stock granted to a Participant shall be released to him in accordance with such schedule as the Plan Committee, in its sole discretion shall determine at the time of grant but in no event less than six (6) months from the date of the grant. All shares of Restricted Stock shall be fully released not later than ten years from the date of grant. Except for normal retirement, or pursuant to the terms of the written agreement with a non-employee director, the Grantee shall have no vested interest in the unreleased stock of any grant in the event of his termination with the Corporation for any reason (unless the Plan Committee in its sole discretion decides to terminate the forfeiture restrictions following the termination of such Grantee) and the unreleased stock certificates shall be canceled. During the Grantees continued employment or affiliation, however, he shall have the right to vote all shares and to receive all dividends as though all shares granted were his without restrictions.

(b)  Written Agreement. The details of each grant regarding shares of Restricted Stock shall be evidenced by a written agreement covering terms and conditions, not inconsistent with the Plan, as the Plan Committee shall approve. Such agreement shall be promptly delivered by Management of the Corporation to each Grantee.

9.	Stock Options

(a)  Designation as Incentive or Nonqualified Options. The Plan Committee shall designate in each grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option. The terms upon which and the times at which, or the periods within which, the Option Shares subject to such Stock Options may become acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.

(b)  Date of Grant and Rights of Optionees. The determination of the Plan Committee to grant a Stock Option shall not in any way constitute or be deemed to constitute an obligation of the Corporation, or a right of the Eligible Participant who is the proposed subject of the grant, and shall not constitute or be deemed to constitute the grant of a Stock Option hereunder unless and until both the Corporation and the Eligible Participant have executed and delivered to the other a Stock Option Agreement in the form then required by the Plan Committee as evidencing the grant of the Stock Option, together with such other instrument or instruments as may be required by the Plan Committee pursuant to this Plan; provided, however, that the Plan Committee may fix the date of grant as any date on or after the date of its final determination to grant the Stock Option (or if no such date is fixed, then the date of grant shall be the date on which the determination was finally made by the Plan Committee to grant the Stock Option); and such date shall be set forth in the Stock Option Agreement. The date of grant as so determined shall be deemed the date of grant of the Stock Option for purposes of this Plan.

(c)  10% Shareholder. A Stock Option granted hereunder to an Eligible Participant who owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or a Subsidiary shall not qualify as an Incentive Stock Option unless: (i) the purchase price of the Option Shares subject to said Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date that it is granted. The attribution rules of Section 425(d) of the Internal Revenue Code of 1986, as amended, shall apply in the determination of indirect ownership of stock.

(d)  Maximum Value of Stock Options. No grant of Incentive Stock Options hereunder may be made when the aggregate fair market value of Option Shares with respect to which Incentive Stock Options (pursuant to this Plan or any other Incentive Stock Option Plan of the Corporation or any Subsidiary), are exercisable for the first time by the Eligible Participant during any calendar year exceeds $100,000.

(e)  Non-Qualified Stock Options. Stock Options granted by the Plan Committee shall be deemed Non-Qualified Stock Options under this Plan if they: (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code or any regulations or rulings issued by the Internal Revenue Service for any reason; (ii) are not granted in accordance with the provisions of Section 9(c); (iii) are in excess of the fair market value limitations set forth in Section 9(d); (iv) are granted to an Eligible Participant who is not an employee of the Corporation or any Subsidiary, or (v) are designated at the time of grant as Non-Qualified Stock Options. Non-Qualified Stock Options granted hereunder shall be so designated in the Stock Option Agreement entered into between the Corporation and the Optionee.

10.	Stock Option Exercise Price

The exercise price of Option Shares shall be determined by the Committee at the date of grant, except that the exercise price of any Option Shares designated as Incentive Stock Options shall be one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant.

The exercise price of Option Shares granted to non-employee directors shall in all cases be one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant.

11.	Exercise of Stock Options

(a)  Exercise. Except as otherwise provided elsewhere herein, if an Optionee shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Optionees right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement. No Stock Option shall, except as provided in Section 19 hereof, become exercisable until one (1) year following the date of grant, and (i) as to non-employee directors, a Stock Option first becomes exercisable as to one third (1/3) of the Option Shares called for thereby during the second year following the date of the grant, as to an additional one-third (1/3) during the third year and as to the remaining one third (1/3) during the fourth year, and (ii) as to all other Eligible Participants, Stock Options shall be exercisable as set forth by the Committee. No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

(b)  Prior Outstanding Incentive Stock Options. Incentive Stock Options granted to an Optionee under the Plan shall be exercisable even while such Optionee has outstanding and unexercised any Incentive Stock Option previously granted to him or her pursuant to this Plan or any other Incentive Stock Option Plan of the Corporation or any Subsidiary. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time, or is otherwise canceled by mutual action of the Optionee and the Corporation.

(c)  Notice and Payment. Stock Options granted hereunder shall be exercised by written notice delivered to the Corporation specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Stock Option is being exercised by any person or persons other than the Optionees, said notice shall be accompanied by proof, satisfactory to the counsel for the Corporation, of the right of such person or persons to exercise the Stock Option.

(d)  Payment of Exercise Price. The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash or check and/or in Common Stock of the Corporation which, when added to the cash payment, if any, has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionees notification to the Corporation of his intention to exercise all or part of a Stock Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the corporation of all required share certificates and all stock power and all other required transfer documents necessary to transfer the shares of Common Stock to the Corporation. In addition, Options may be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker or bank to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and any applicable tax withholding. The date of exercise shall be deemed to be the date the Corporation receives the notice.

12.	[Reserved]

13.	Nontransferability.

Except as otherwise provided herein each Stock Option and all unreleased shares of Restricted Stock shall, be their terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the above, a Non-Qualified Stock Option may be transferred to an inter vivos trust, provided the transferor of the Non-Qualified Stock Option is both a trustor and a trustee of the trust.

14.	Affiliation

Nothing contained in this Plan (or in any Stock Option or Restricted Stock Agreement) shall obligate the Corporation or any Subsidiary to employ or continue to employ or remain affiliated with any Participant for any period of time or interfere in any way with the right of the Corporation or a Subsidiary to reduce or increase the Participants compensation.

Except as provided in Section 15 hereof, if, for any reason other than disability or death, an Optionee ceases to be affiliated with the Corporation or a Subsidiary, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or three (3) months after the Optionee ceases to be so affiliated, whichever is earlier. During such period after cessation of affiliation, such Stock Options shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which such Optionee ceased to be affiliated with the Corporation or the Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire automatically on such date.

15.	Termination for Cause

If the Stock Option Agreement so provides and if an Optionees employment by or affiliation with the Corporation or a Subsidiary is terminated for cause, the Stock Options granted to such Optionee shall automatically expire and terminate in their entirety immediately upon such termination; provided, however, that the Plan Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate such Stock Options by giving written notice of such reinstatement to the Optionee. In the event of such reinstatement, the Optionee may exercise the Stock Options only to such extent, for such time, and upon such terms and conditions as if the Optionee had ceased to be employed by or affiliated with the Corporation or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Plan Committee with respect thereto shall be final and conclusive.

16.	Death of Optionee

If an Optionee dies while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Section 14, hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date of such death, whichever is earlier. After such death, but before such expiration, subject to the terms and provisions of the Plan and the related Stock Option Agreement, the person or persons to whom such Optionees rights under the Stock Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee’s estate, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee died.

17.	Disability of Optionee

If an Optionee is disabled while employed by or affiliated with the Corporation or a Subsidiary or during the three-month period referred to in Section 14 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date such disability occurred, whichever is earlier. After such disability occurs, but before such expiration, the Optionee or the guardian or conservator of the Optionees estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee became disabled or ceased to be employed by or affiliated with the Corporation or a Subsidiary as a result of the disability. An Optionee shall be deemed to be “disabled” if it shall appear to the Plan Committee, upon written certification delivered to the Corporation of a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in the Optionees death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

18.	Adjustment Upon Changes in Capitalization

If the outstanding shares of Common Stock of the Corporation are increased, decreased, or changed into or exchanged for a different number of or kind of shares or securities of the Corporation, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, or if there is a spin-off or other distribution of stock or property with respect to the holders of the Common Stock other than normal cash dividends, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price of each share subject to the Stock Option. Adjustments under this Section shall be made by the Plan Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

19.	Terminating Events

Upon consummation of a plan of dissolution or liquidation of the Corporation, or upon consummation of a plan or reorganization, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving entity or upon the sale of all or substantially all the assets of the Corporation to another corporation, the Plan shall automatically terminate and all unreleased shares of Restricted Stock shall be released (but in no event during the first six months after the date of grant of such shares of Restricted Stock if Rule 16b-3, or any successor thereto, so provides) under such circumstances, and all Stock Options theretofore granted shall be terminated, subject to provisions of the immediately following paragraph in this Section 19, unless provision is made in connection with such transaction for assumption of Stock Options theretofore granted, or substitution for such Stock Options with new options covering stock of a successor employer corporation, or a parent subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary, corporation, with appropriate adjustments as to number and kind of shares and prices.

Notwithstanding the immediately preceding paragraph and/or any provision in any Stock Option pertaining to the time of exercise of a Stock Option, or part thereof upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger consolidation or sale of all or substantially all of the assets of the Corporation to another corporation which would, upon consummation, result in termination of a Stock Option, all Stock Options previously granted shall become immediately exercisable (but in no event shall be exercisable during the first six months after they are granted if Rule 16b-3, or any successor thereto, so provides) as to all unexercised Shares for such period of time as may be determined by the Plan Committee, but in any event not less than 30 days, on the conditions that the terminating event is consummated. If such terminating event is not consummated, Stock Options granted pursuant to the Plan shall be exercisable in accordance with the terms of their respective Stock Option Agreement.

Notwithstanding any other provision of this Plan, in the event of a Change of Control as hereinafter defined, all shares of Restricted Stock shall immediately vest but not prior to six months after the date of grant, and all outstanding options shall be immediately exercisable in full but not prior to one year after the date of grant with respect to Incentive Stock Options, and not prior to six months after the date of grant with respect to nonqualified options. Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240, 14a-101, promulgated under the Securities Exchange Act of 1934, or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Companys then outstanding securities, (b) individuals who are members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election, or (c) a merger in which the Company is not the surviving corporation, and the shareholders of the Company immediately prior to the merger do not own at least a majority of the outstanding shares of the surviving corporation.

20.	Amendment and Termination

The Board of Directors of the Corporation may at any time and from time to time suspend, amend, or terminate the Plan. However, except as permitted under the provisions of Section 18 hereof, to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (the Rules thereunder) or required under the provisions of the Internal Revenue Code for qualification of Incentive Stock Options, or as required by any applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

The provisions of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Security Act, or the rules thereunder.

No Stock Option and no shares of Restricted Stock may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 19 hereof), without the consent of the Participant, alter or impair any rights or obligations theretofore granted.

21.	Rights of Eligible Participants

No Eligible Participant or other person shall have any claim or right to be granted Restricted Stock or Stock Options under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant or other person any right to be retained in the employ of the Corporation or any subsidiary. Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification as an Eligible Participant, such classification being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

22.	Privileges of Stock Ownership; Regulatory Law Compliance; Notice of Sale

No Optionee shall be entitled to the privileges of stock ownership as to any shares not actually issued and delivered. No shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Corporation are listed (if any) shall have been fully complied with.

23.	Effective Date of the Plan

The Plan was adopted by the Board of Directors on March 2, 1993 and effective as of that date subject to the approval within twelve (12) months thereof, by the holders of at least a majority of the Corporation’s outstanding shares of Common Stock.

24.	Termination

Unless previously terminated as aforesaid, the Plan shall terminate on the date which is ten (10) years from the date of adoption of the Plan by the Board of Directors. No Stock Options or shares of Restricted Stock shall be granted under the Plan thereafter, but such termination shall not affect any Stock Option or grant of Restricted Stock theretofore granted.

25.	Stock Option Period

Each Stock Option and all rights and obligations thereunder shall expire on such date as the Plan Committee may determine, but not later than ten (10) years from the date such Stock Option is granted in the case of Incentive Stock Options and eleven (11) years from the date of grant in the case of Non-Qualified Stock Options, and each Stock Option shall be subject to earlier termination as provided elsewhere in this Plan.

26.	Exculpation and Indemnification of Plan Committee

The present, former and future members of the Plan Committee, and each of them, who is or was a director, officer or employee of the Corporation shall be indemnified by the Corporation to the extent authorized in and permitted by the Corporation’s Certificate of Incorporation, and/or Bylaws in connection with all actions, suits and proceedings to which they or any of them may be a party by reason of any act or omission of any member of the Plan Committee under or in connection with the Plan or any Stock Option granted thereunder.

27.	Compliance With Law and Representations of Participant

No shares of Common Stock shall be issued upon exercise of any Stock Option, and an Optionee shall have no right or claim to such shares, unless and until: (i) payment in full has been received by the Corporation with respect to the exercise of any Stock Option; (ii) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made other arrangement satisfactory to the Corporation, in its sole discretion, to satisfy applicable income tax withholding requirements.

Unless the shares of Common Stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, each Participant shall: (i) by and upon accepting shares of Restricted Stock or a Stock Option, represent and agree in writing, that the Stock will be acquired for investment purposes and not for resale or distribution; and (ii) by and upon the exercise of a Stock Option, or a part thereof, furnish evidence satisfactory to counsel for the Corporation, including written and signed representations to the effect that the Shares are being acquired for investment purposes and not for resale or distribution, and that the Shares being acquired shall not be sold or otherwise transferred by the Participant except in compliance with the registration provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Corporation, at its sole discretion, to assure itself that any sale or distribution by the Participant complies with this Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Corporation’s transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Plan Committee shall require) on certificates evidencing the shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO OMEGA HEALTHCARE IN-VESTORS, INC., THAT REGISTRATION IS NOT REQUIRED.”

28.	Notices

All notices and demands of any kind which the Plan Committee, or any Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Plan Committee, with the Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, any Vice President or Secretary or any Assistant Secretary of the Corporation), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Corporation, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt acknowledging receipt of the notice or demand.

29.	Limitation on Obligations of the Corporation

All obligations of the Corporation arising under or as a result of this Plan or Stock Options or Restricted Stock granted hereunder shall constitute the general unsecured obligations of the Corporation, and neither the Plan Committee, nor any member thereof, nor any officer of the Corporation, nor any other person or any Subsidiary, shall be liable for any debt, obligation, cost or expense hereunder.

30.	Limitation of Rights

Except as otherwise provided by the terms of the Plan, the Plan Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is an Eligible Participant under this Plan, and which, if any, Eligible Participant shall receive any grant. No oral or written agreement by any other person not acting on behalf of the Plan Committee relating to this Plan is authorized, and such may not bind the Corporation or the Plan Committee to make any grant to any person.

31.	Severability

If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

32.	Construction

Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa. It is the policy of the Company that directors and executive officers do not sell Company securities without in advance having discussed the sale with the office of the Company’s General Counsel.

33.	Headings

The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

34.	Successors

This Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Corporation and Participants.